Exhibit 10.5

ENERGY CONVERSION DEVICES, INC.

Form of Restricted Stock Award Agreement Under

the Energy Conversion Devices, Inc. 2006 Stock Incentive Plan

Participant: _____________________________________________
Grant Date: _______________________________________, 2007
Restricted Shares: ________________________________________

This Restricted Stock Award Agreement (this “Agreement”), dated as of the Grant Date, is entered into by and between Energy Conversion Devices, Inc., a Delaware corporation (the “Company”), and the Participant. Capitalized terms not defined herein have the meanings ascribed to such terms in the Energy Conversion Devices, Inc. 2006 Stock Incentive Plan of the Company, as amended from time to time (the “Plan”).

1.        The Award. The Company hereby grants the restricted shares (the “Award”) to the Participant, as of the Grant Date, pursuant to and subject to all of the terms and conditions of this Agreement and the Plan, the provisions of which are incorporated herein. A copy of the Plan is on file in the office of the Company. If there is any conflict between the provisions of this Agreement and the Plan, the Plan will control.

2.           Restricted Stock and Vesting. Each Restricted Share represents the right of the Participant to receive, upon vesting and the satisfaction of any required tax withholding obligation, one share of common stock, par value $.01, of the Company (“Common Stock”). As of the date hereof and until the date such restricted shares are vested, or are terminated or forfeited in accordance with this Agreement, the Participant shall be entitled to all the rights of a holder of Common Stock as if the outstanding restricted shares were so vested, including the right to vote and to receive dividends. The Participant may not sell, assign, transfer, pledge, hypothecate, mortgage or otherwise dispose of, by gift or otherwise, or in anyway encumber any of the restricted shares prior to vesting, except as otherwise permitted by the Plan.

Prior to vesting, at the Company’s election, the shares of Common Stock relating to such restricted shares will either be represented in book-entry form by the transfer agent for the Common Stock or by a certificate held by the Company or such transfer agent. Any certificate relating to the restricted shares shall be registered in the name of the Participant and shall bear an appropriate legend referring to the applicable terms, conditions and restrictions.

Subject to the terms and conditions set forth herein, the restricted shares shall vest on the third anniversary of the Grant Date (“Vesting Date”). As soon as practicable after vesting, but no later than the date that is 2½ months after the end of the Participant’s tax year in which the Vesting Date occurs, the Company shall deliver certificate(s) representing the shares of Common Stock vested as of such period to the Participant or his or her designee. Such certificate(s) shall be registered in the name of the Participant.

3.           Forfeitures. Upon the failure of the Participant to be employed by the Company or any of its affiliates for any reason, all unvested restricted shares shall be forfeited by the Participant to the Company without the payment of any consideration by the Company; provided, that except as specified in the Plan, in the event of a Participant’s retirement, permanent disability, other termination of employment or death, or in cases of special circumstances, the Compensation Committee of the Company’s Board of Directors may, in its sole discretion, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to such Participant’s restricted shares. Upon forfeiture, the Company shall cancel, or cause the transfer agent to cancel, the stock certificate or book-entry relating to the unvested restricted shares.

4.           Tax Withholding Obligation. The Participant shall pay to the Company or make arrangements satisfactory to the Committee, when directed by the Company, regarding payment of any federal, state or local taxes of any kind required by law to be withheld in connection with the Award (including upon any vesting of the Restricted Shares). The Company shall, to the extent permitted or required by law, have the right to deduct from any payment of any kind otherwise due to the Participant federal, state and local taxes of any kind required by law to be withheld in connection with the Award (including upon any vesting of the Restricted Shares).

5.           Rights of Participant. The Award does not confer on the Participant any right to continue in the employ of the Company or any of its affiliates or interfere in any way with the right of the Company or any of its affiliates to determine the terms of the Participant’s employment.

6.           Registration. The Company intends to have an effective registration statement on file with the Securities and Exchange Commission with respect to the shares of Common Stock subject to this Award. The Company intends to maintain this registration but has no obligation to do so. If the registration ceases to be effective, the Participant will not be able to transfer or sell shares issued pursuant to this Award unless exemptions from registration under applicable securities laws are available. Such exemptions from registration are very limited and might be unavailable. The Participant agrees that any resale by him or her of the shares of Common Stock issued pursuant to this Award will comply in all respects with the requirements of all applicable securities laws, rules, and regulations (including, without limitation, the provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the respective rules and regulations promulgated thereunder) and any other law, rule, or regulation applicable thereto, as such laws, rules, and regulations may be amended from time to time. The Company will not be obligated to either issue the shares or permit the resale of any shares if such issuance or resale would violate any such requirements.

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7.           Recoupment. The Company will, to the extent permitted by governing law, in all appropriate cases as determined by its Board of Directors (the “Board”), require, and the Participant shall pay, reimbursement to the Company of the gain realized on the Award where all of the following factors, as determined by the Board (and whose determination shall be conclusive), are present: (a) the gain realized on the Award was attributable, at least in part, to the achievement of certain financial results that were subsequently the subject of a restatement, (b) the Participant engaged in fraud or intentional misconduct that was a substantial contributing cause to the need for the restatement, and (c) the Participant would have received less or no gain with respect to the Award based upon the restated financial results. In each such instance, the Participant shall pay to the Company the entire gain realized by the Participant on the Award, plus a reasonable rate of interest. For purposes of this Section, a Participant’s gain realized on the Award is the fair market value (determined without regard to the restatement) of the Restricted Shares on the Vesting Date.

8.           Acknowledgment of Participant. The Participant accepts and agrees to the terms of the Award as described in this Agreement and in the Plan, acknowledges receipt of a copy of this Agreement, the Plan, and any applicable summary of the Plan, and acknowledges that he or she has read all these documents carefully and understands their contents.

ENERGY CONVERSION DEVICES, INC.,
By:
Title:

PARTICIPANT

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